                                                                    Exhibit 99.1
[MERCK]                                                             News Release
--------------------------------------------------------------------------------

Media Contacts:  Tony Plohoros             Investor Contact:  Michael Rabinowitz
                 (908) 423-3644                               (908) 423-5185

                 Anita Larsen
                 (908) 423-6022


     MERCK ANNOUNCES THIRD-QUARTER 2004 EARNINGS PER SHARE (EPS) OF 60 CENTS

         o EARNINGS PER SHARE (EPS) OF 60 CENTS INCLUDES NEGATIVE IMPACT OF 25 CENTS ASSOCIATED WITH VOLUNTARY WORLDWIDE WITHDRAWAL OF VIOXX

         o MERCK ANTICIPATES FOURTH-QUARTER EPS OF 48 TO 53 CENTS INCLUDING EFFECT OF WITHDRAWAL OF VIOXX

         o MERCK ANTICIPATES FULL-YEAR 2004 EPS GUIDANCE OF $2.59 TO $2.64 INCLUDING EFFECT OF WITHDRAWAL OF VIOXX

         o        MERCK/SCHERING-PLOUGH PHARMACEUTICALS LAUNCHES VYTORIN IN
                  UNITED STATES

         o HEAD-TO-HEAD STUDY SHOWS FOSAMAX ONCE WEEKLY SIGNIFICANTLY GREATER THAN ACTONEL ONCE-A-WEEK IN INCREASING BONE MINERAL DENSITY

         o MERCK TO INCREASE SUPPLY OF PNEUMOVAX 23 (PNEUMOCOCCAL VACCINE POLYVALENT) BY 11 MILLION DOSES

WHITEHOUSE STATION, N.J., Oct. 21, 2004 - Merck & Co., Inc. today announced that earnings per share (EPS) for the third quarter of 2004 were $0.60, including a $0.25 unfavorable effect associated with the company's voluntary worldwide withdrawal of VIOXX. The unfavorable impact includes estimated customer returns of product previously sold, write-offs of inventory held by Merck and costs to undertake the withdrawal of the product. Net income was $1,325.6 million, including a $552.6 million unfavorable effect related to the withdrawal of VIOXX. Worldwide sales were $5.5 billion for the quarter, including a $491.6 million unfavorable effect related to the withdrawal of VIOXX.

         For the first nine months of 2004, earnings per share were $2.11, net income was $4,712.3 million and sales were $17.2 billion for the period. These amounts include the unfavorable effects described above associated with the withdrawal of VIOXX. Global sales performance includes a 2-point and 3-point favorable effect from foreign exchange for the third quarter and first nine months, respectively.

         "The voluntary withdrawal of VIOXX, with sales of $2.5 billion last year, represents a significant financial loss for us, but clearly was the right course of action," said Merck Chairman, President and Chief Executive Officer Raymond V. Gilmartin. Merck is redeploying research and development and marketing and sales personnel formerly dedicated to VIOXX to areas

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                                       2


where additional growth opportunities exist, including other research programs, support of in-line products and upcoming product launches. "We look to the strong launch of VYTORIN and the five Phase III compounds that we expect to file or launch by the end of 2006 to contribute to the company's future growth," added Mr. Gilmartin.

         In addition, the company will continue to drive down its cost structure through a number of initiatives already under way. In October 2003, Merck announced plans to eliminate 4,400 positions by the end of 2004. As of Sept. 30, approximately 4,500 positions had been eliminated, as the company identified additional opportunities to eliminate positions and reduce costs. Beginning in 2005, this action is expected to lower the company's annual payroll and benefit costs by approximately $250 to $300 million. "Going forward," Mr. Gilmartin said, "we will continue to look for additional opportunities to enhance efficiencies, as well as accelerate growth."

         Marketing and administrative expenses increased 20% compared to the third quarter of 2003, including the effect of $141 million for estimated costs related to the withdrawal of VIOXX and the impact of $34 million for restructuring costs related to previously announced position eliminations. Excluding these effects, marketing and administrative expenses for the third quarter increased 8% from the third quarter of 2003.

VOLUNTARY WITHDRAWAL OF VIOXX

         On Sept. 30, Merck announced a voluntary worldwide withdrawal of VIOXX, its arthritis and acute pain medication. The company's decision, which was effective immediately, was based on new three-year data from a prospective, randomized, placebo-controlled clinical trial, APPROVe (Adenomatous Polyp Prevention on VIOXX).

         The trial, which was stopped, was designed to evaluate the efficacy of VIOXX 25 mg in preventing the recurrence of colorectal polyps in patients with a history of colorectal adenomas and to further assess the cardiovascular safety of VIOXX. In this study, there was an increased relative risk for confirmed cardiovascular events, such as heart attack and stroke, beginning after 18 months of treatment in the patients taking VIOXX compared to those taking placebo. The results for the first 18 months of the APPROVe study did not show any increased risk of confirmed cardiovascular events on VIOXX, and in this respect, are similar to the results of two placebo-controlled studies described in the most recent U.S. labeling for VIOXX.

         Merck presented data from APPROVe at the American College of Rheumatology (ACR) Annual Scientific Meeting in San Antonio on Oct. 18. The company had requested the opportunity to present the data at the ACR meeting.

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                                       3


         The company estimates that there were 105 million U.S. prescriptions written for VIOXX from May 1999 through August 2004. Based on this estimate, the company estimates that the number of patients who have taken VIOXX in the United States since its 1999 launch is approximately 20 million. The number of patients outside the United States who have taken VIOXX is undetermined at this time.

FOURTH-QUARTER AND FULL-YEAR 2004 EPS GUIDANCE

         Merck anticipates fourth-quarter EPS of $0.48 to $0.53, which includes the impact of approximately $700 to $750 million in foregone sales of VIOXX and potential additional fourth-quarter costs for the withdrawal of VIOXX. As a result, Merck anticipates full-year 2004 EPS guidance of $2.59 to $2.64, which includes the expectation that the impact of the withdrawal will negatively affect full-year EPS by $0.50 to $0.55. Please see pages 11-12 of this news release for a breakdown of Merck's full-year 2004 financial guidance.

PIPELINE PROGRESS

         Research and development expenses increased 18% during the third quarter, reflecting Merck's ongoing commitment to both basic and clinical research, as well as the impact of the company's external collaborations, such as with DOV Pharmaceutical, Inc. and Nastech Pharmaceutical Company Inc.

         PROQUAD, a new childhood vaccine that adds chicken pox to the existing measles, mumps and rubella vaccine, and muraglitazar, the first-in-class dual PPAR agonist for the treatment of type II diabetes in which Merck is in collaboration with Bristol-Myers Squibb, are targeted for submission to the U.S. Food and Drug Administration (FDA) in the fourth quarter.

         As previously announced, Merck intends to submit applications to the FDA for three investigational vaccines in the second half of 2005. The research and development programs for these investigational vaccines remain on track. The three vaccines are: ROTATEQ, a vaccine to protect against rotavirus, a highly contagious virus that causes gastroenteritis and results in the hospitalization of nearly 50,000 children under 5 each year in the United States; a vaccine to reduce the incidence of human papillomavirus (HPV) infection and the associated development of cervical cancer - the second-leading cause of cancer deaths in women - and genital warts; and a vaccine to reduce the pain that accompanies shingles, which afflicts 1 million American adults each year.


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


                                       4


         Data from an investigational HPV vaccine studied by Merck will be presented in November at the Interscience Conference on Antimicrobial Agents and Chemotherapy (ICAAC). The vaccine used in this study was an investigational monovalent vaccine intended to prevent infection by HPV type 16; it is a component of Merck's investigational quadrivalent HPV (types 6, 11, 16, 18) L1 VLP vaccine.

         Merck continued to augment its internal research efforts with a comprehensive licensing and external alliance strategy across the entire spectrum of collaborations from early research to late-stage compounds, as well as new technologies and targeted acquisitions. During the first nine months of 2004, Merck executed 41 significant transactions, including research collaborations, pre-clinical and clinical compounds and technology transactions, as well as the acquisition of Aton Pharma, Inc. Merck has more than 40 opportunities currently in detailed review. For the full year of 2003, Merck completed 47 such transactions.

         In August, Merck and DOV announced an agreement for the development and commercialization of DOV's novel triple-uptake inhibitors being developed for depression and related psychiatric disorders. Merck has licensed exclusive worldwide rights to DOV 21,947, which is in Phase I, for all therapeutic indications.

         In September, Merck and Nastech announced a global alliance to develop and commercialize Peptide YY 3-36 Nasal Spray (PYY), Nastech's product for the treatment of obesity, which is currently in Phase I development. The investigational PYY 3-36 Nasal Spray is designed to deliver the natural, appetite-regulating hormone PYY directly to the bloodstream.

PRODUCT PERFORMANCE

         Worldwide sales of SINGULAIR, a once-a-day oral medicine indicated for the treatment of chronic asthma and the relief of symptoms associated with seasonal allergic rhinitis, reached $626 million in the third quarter, which was 2% higher than the third quarter of 2003. Sales in the third quarter of 2003 were favorably impacted by a $120 million buy-in. U.S. mail-order-adjusted prescription levels for SINGULAIR increased by approximately 18 percent for the quarter, as compared to the third quarter of 2003. Sales for the first nine months were $1.9 billion, a 26% increase over the comparable 2003 period. SINGULAIR continues to be the second-most-prescribed product in the overall respiratory market in the United States as patients, physicians and managed care organizations continue to recognize the value SINGULAIR offers to those who suffer from asthma or seasonal allergic rhinitis.


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                                       5


         FOSAMAX continued as the most-prescribed medicine worldwide for the treatment of postmenopausal, male and glucocorticoid-induced osteoporosis. Global sales were strong, reaching $778 million during the quarter and $2.3 billion for the first nine months, representing growth of 13% and 15% over the respective periods of 2003. U.S. mail-order-adjusted prescription levels for FOSAMAX were in line with third-quarter 2003 levels.

         Results from the FOSAMAX Actonel Comparison Trial (FACT) were presented on Oct. 1 at the American Society of Bone Mineral Research meeting. This is the first head-to-head study comparing FDA-approved once-weekly osteoporosis treatments in postmenopausal women with osteoporosis conducted in the United States. FACT showed that FOSAMAX demonstrated significantly greater increases in bone mineral density (BMD) and reductions in markers of bone-turnover than Actonel. FOSAMAX increased BMD 62 percent more than Actonel at the hip trochanter (hip bone), with similar tolerability. BMD is a major determinant of bone strength. The lower the BMD score the greater the risk of fracture.

         Global sales of Merck's antihypertensive medicines, COZAAR and HYZAAR*, were strong, reaching $706 million for the third quarter and $2.1 billion for the first nine months, representing growth of 14% and 15% over the respective periods in 2003. COZAAR is the second-most-frequently prescribed angiotensin II antagonist (AIIA) in the United States and the largest-selling AIIA in Europe. U.S. mail-order-adjusted prescription levels for COZAAR and HYZAAR increased by approximately 4 percent for the quarter, as compared to the third quarter of 2003.

         Worldwide sales of ZOCOR, Merck's statin for modifying cholesterol, were $1.2 billion in the third quarter and $3.9 billion for the first nine months. Third-quarter ZOCOR performance includes an unfavorable comparison to 2003, which was affected by $110 million of wholesaler buy-in, resulting in a decline in sales of 13% from the same period in 2003. ZOCOR sales growth for the first nine months was 2% compared to the first nine months of 2003. U.S. mail-order-adjusted prescription levels for ZOCOR increased by approximately 2 percent for the quarter, as compared to the third quarter of 2003.

         Global sales of Merck's coxib, ARCOXIA, reached $61 million in the third quarter and $153 million for the first nine months. To date, ARCOXIA has been launched in 48 countries in Europe, Latin America and Asia. The goal PDUFA (Prescription Drug User Fee Act) date for the New Drug Application (NDA) for ARCOXIA is Oct. 30. For standard NDAs filed in 2003, FDA's goal is to review and act on 90 percent of NDAs within 10 months of filing. Merck cannot speculate on what action the FDA will take.

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*COZAAR and HYZAAR are registered trademarks of E.I. DuPont de Nemours &
Company, Wilmington, Del.

         Sales of Merck's other promoted medicines and vaccines were $1.4 billion during the third quarter and $3.8 billion for the first nine months, representing 5% growth over each of the respective periods of 2003. These products treat or prevent a broad range of conditions, such as infectious disease, glaucoma, benign prostate enlargement and migraine.

         In support of the call to action issued on Oct. 19 by the U.S. Dept. of Health and Human Services that emphasizes the importance of pneumococcal vaccine, Merck is increasing its available supply of Pneumovax 23. Typically, Merck sells 6 to 7 million doses in the United States annually. The company is increasing its supply of Pneumovax 23 by 11 million doses.

         Global sales of ZETIA (branded EZETROL outside of the United States), the cholesterol-absorption inhibitor developed and marketed by Merck and Schering-Plough, reached $293 million in the third quarter and $725 million for the first nine months. U.S. prescription levels for ZETIA increased by approximately 70 percent for the quarter, as compared to the third quarter of 2003. In September, ZETIA accounted for approximately 6 percent of total prescriptions in the lipid-lowering market** and is now reimbursed for nearly 90 percent of all patients in managed care plans in the United States. To date, EZETROL has been launched in more than 40 countries outside of the United States and continues to show solid incremental growth. Worldwide sales of ZETIA have exceeded $1 billion since its 2002 launch.

         VYTORIN (marketed as INEGY in many countries outside of the United States), developed and marketed by Merck and Schering-Plough, was approved by the FDA on July 23, and has been recently launched in the United States. In the 12 weeks since the product was approved in the U.S., VYTORIN has already accounted for nearly 2 percent of new prescriptions in the U.S. lipid-lowering market***. Worldwide sales of VYTORIN were $52 million for the third quarter.

         In addition to the United States, VYTORIN has now been approved in 10 countries, including Argentina, Brazil, Germany and Mexico. VYTORIN is performing well in all markets.

         VYTORIN is the first single tablet to provide powerful LDL cholesterol reduction through dual inhibition of the two sources of cholesterol by inhibiting the production of cholesterol in the liver and blocking absorption of cholesterol in the intestine, including cholesterol from food. In two separate clinical trials, VYTORIN provided greater reductions in LDL cholesterol than Lipitor or Zocor across the dosing ranges.

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** Source:  IMS NPA Plus Monthly Data
***Source:  IMS NPA Plus 7 Weekly Data, week ended Oct. 8

VIOXX LITIGATION

         As previously disclosed, federal and state personal injury lawsuits involving individual claims, as well as several putative class actions have been filed against the company with respect to VIOXX. As of Oct. 15, the company has been served or is aware that it has been named as a defendant in approximately 300 lawsuits, which include approximately 900 plaintiff groups alleging personal injuries resulting from the use of VIOXX. Certain of these lawsuits include allegations regarding gastrointestinal bleeding, cardiovascular events and kidney damage. The company has also been named as a defendant in several putative class actions seeking medical monitoring as a result of the putative class members' use of VIOXX. In addition, certain state court actions seek various remedies under state consumer fraud and fair business practice statutes, including recovering the cost of VIOXX purchased by individuals and third-party payors such as union health plans (all of the actions discussed in this paragraph are collectively referred to as the "VIOXX Personal Injury Lawsuits"). The actions filed in the state courts of California and New Jersey, respectively, have been transferred to a single judge in each state for coordinated proceedings. In addition, the Company expects to file a motion with the Judicial Panel on Multidistrict Litigation to transfer to a single federal judge and consolidate for pretrial purposes all federal cases of a similar nature alleging personal injury and/or economic loss relating to the purchase or use of VIOXX; several plaintiffs in certain VIOXX Personal Injury Lawsuits pending in federal court have made similar requests.

         As previously disclosed, in addition to the VIOXX Personal Injury Lawsuits, a number of purported class action lawsuits also were filed in the third quarter of 2003 and the first quarter of 2004 by several individual shareholders in the United States District Court for the Eastern District of Louisiana naming as defendants the company and several current or former officers of the company, and alleging that the defendants made false and misleading statements regarding VIOXX in violation of the federal securities laws (the "VIOXX Securities Lawsuits"). The plaintiffs request certification of a class of purchasers of the company's common stock between May 22, 1999 and Oct. 22, 2003, and seek unspecified compensatory damages and the costs of suit, including attorney fees. After the announcement of the withdrawal of VIOXX, the company was named as a defendant in three additional purported securities class action lawsuits filed in federal courts in New Jersey and Pennsylvania. These later-filed actions request certification of a class of purchasers of company stock during various periods between Sept. 23, 2003 and Sept. 30, 2004. The allegations in the later-filed actions are similar to those in the earlier-filed actions, except that the later-filed actions also contain allegations relating to


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                                       8


the withdrawal of VIOXX from the market. The company has been advised by the attorneys for the plaintiffs that the complaint on the earlier-filed consolidated actions will be amended to include allegations regarding the withdrawal of VIOXX and to extend the purported class period until Sept. 30, 2004.

         As previously disclosed, in March 2004, two shareholder derivative actions (the "VIOXX Derivative Lawsuits") were filed in the United States District Court for the Eastern District of Louisiana naming the company and certain members of the Board (past and present), together with certain executive officers, as defendants. The complaints arise out of substantially the same factual allegations that are made in the VIOXX-related federal securities putative class actions filed against the company, which principally allege that the company made false and misleading statements regarding VIOXX. The derivative suits, which are purportedly brought to assert rights of the company, assert claims against the Board members and officers for breach of fiduciary duty, waste of corporate assets and unjust enrichment. The court in the Eastern District of Louisiana has consolidated the shareholder derivative actions with the earlier-filed consolidated securities actions.

         In addition to these shareholder actions, since the announcement of the withdrawal of VIOXX, four putative class actions have been filed against the company, two in the United States District Court for the Eastern District of Louisiana and two in the United States District Court for the District of New Jersey (the "VIOXX ERISA Lawsuits" and, together with the VIOXX Securities Lawsuits and the VIOXX Derivative Lawsuits, the "VIOXX Shareholder Lawsuits") on behalf of certain of the company's current and former employees who are participants in certain of the company's retirement plans asserting claims under the Employee Retirement Income Security Act ("ERISA"). The lawsuits make similar allegations to the allegations contained in the shareholder lawsuits described above.

         In addition to the lawsuits discussed above, the company has been named as a defendant in actions in various countries in Europe, Canada, Brazil and Israel related to VIOXX.

         The company has product liability insurance for claims brought in the VIOXX Personal Injury Lawsuits of up to approximately $630 million after deductibles and co-insurance. This insurance provides coverage for legal defense costs and potential damage amounts that have been or will be incurred in connection with the VIOXX Personal Injury Lawsuits. The company believes that this insurance coverage extends to additional VIOXX Personal Injury Lawsuits that may be filed in the future. Certain of the company's insurers have reserved their rights to take a contrary position with respect to certain coverage and there could be disputes with insurers


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                                       9


about coverage matters. The company also has additional insurance with respect to the VIOXX Shareholder Lawsuits which it believes will apply to cover defense costs and losses, if any.

         The company is unable at this time to determine whether the company's insurance coverage with respect to the VIOXX Personal Injury Lawsuits and the VIOXX Shareholder Lawsuits (collectively, the "VIOXX Lawsuits") will be adequate to cover its defense costs and losses, if any.

         Based on media reports and other sources, the company anticipates that additional VIOXX Lawsuits will be filed against it and/or certain of its current and former officers and directors in the future.

         The company currently anticipates that one or more of the VIOXX Personal Injury Lawsuits may go to trial in the first half of 2005. The company cannot predict the timing of any trials with respect to the VIOXX Shareholder Lawsuits. The company believes that it has meritorious defenses to the VIOXX Lawsuits and will vigorously defend against them. In view of the inherent difficulty of predicting the outcome of litigation, particularly where there are many claimants and the claimants seek indeterminate damages, the company is unable to predict the outcome of these matters, and at this time cannot reasonably estimate the possible loss or range of loss with respect to the VIOXX Lawsuits. The company has not established any reserves for any potential liability relating to the VIOXX Lawsuits. A series of highly unfavorable outcomes could have a material adverse effect on the company's financial position, liquidity and results of operations.

ADDITIONAL THIRD-QUARTER ACTIVITY

         On Aug. 20, the U.S. District Court for the District of New Jersey granted a motion by Merck, Medco Health Solutions, Inc. and certain officers and directors to dismiss a shareholder derivative action involving claims related to Merck's revenue recognition practice for retail co-payments, as well as other allegations. The plaintiffs have appealed this decision. In addition, plaintiffs in a related purported class-action suit have appealed the July 6 decision by the U.S. District Court for the District of New Jersey granting a motion to dismiss the class-action complaint with prejudice.


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                                       10


EARNINGS CONFERENCE CALL

         Investors are invited to a live Web cast of Merck's third-quarter earnings conference call today at 9 a.m. ET, by visiting the Newsroom section of Merck's Web site (www.merck.com/newsroom/webcast). Institutional investors and analysts can participate in the call by dialing (913) 981-5575. Journalists are invited to listen by dialing (913) 981-5571. The Web cast will be available for replay on the Web site until Oct. 28.

ABOUT MERCK

         Merck & Co., Inc. is a global research-driven pharmaceutical company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

FORWARD-LOOKING STATEMENT

         This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck's business, particularly those mentioned in the cautionary statements in Item 1 of Merck's Form 10-K for the year ended Dec. 31, 2003, and in its periodic reports on Form 10-Q and Form 8-K (if any) which the company incorporates by reference.


                                      # # #

                        MERCK FINANCIAL GUIDANCE FOR 2004

         Worldwide net sales will be driven by the company's major inline products, including the impact of new studies and indications. Sales forecasts for those products for 2004 are as follows:

                                                                          WORLDWIDE
     PRODUCT              THERAPEUTIC CATEGORY                          2004 NET SALES
     ---------------      -------------------------------------      --------------------
     ZOCOR                Cholesterol modifying                      $4.9 to $5.1 billion
     FOSAMAX              Osteoporosis                               $3.0 to $3.2 billion
     COZAAR/HYZAAR        Hypertension                               $2.7 to $2.9 billion
     SINGULAIR            Asthma and Seasonal Allergic Rhinitis      $2.4 to $2.7 billion


o Under an agreement with AstraZeneca (AZN), Merck receives revenue at predetermined rates on the U.S. sales of certain products by AZN, most notably PRILOSEC and NEXIUM. In 2004, Merck anticipates these revenues to be approximately $1.4 to $1.6 billion.

o The income contribution related to the Merck and Schering-Plough collaboration is expected to be positive in 2004. Equity Income from Affiliates includes the results of the Merck and Schering-Plough collaboration combined with the results of Merck's other joint venture relationships. Equity Income from Affiliates is expected to be approximately $900 million to $1.0 billion for 2004.

o Merck continues to expect that manufacturing productivity will offset inflation on product costs.

o Product gross margin percentage is estimated to be approximately 74.5% to 75.5% for the fourth quarter of 2004 and 78% to 79% for the full year 2004 as a result of changes to the sales mix. This guidance excludes adjustments related to the withdrawal of VIOXX.

o Research and Development expense (which excludes joint ventures) is anticipated to increase at a high-teens percentage growth rate over the full-year 2003 level. This guidance includes acquired R&D expenses in 2003 and 2004.

o Consolidated Marketing and Administrative expense is estimated to be at the same level as the full-year 2003 expense. This guidance excludes restructuring costs in 2003 and 2004 and excludes adjustments related to the withdrawal of VIOXX.

o The consolidated 2004 tax rate is estimated to be approximately 28 to 29%. This guidance excludes adjustments related to the withdrawal of VIOXX.

o Merck plans to continue its stock buyback program in 2004. As of Sept. 30, $8.8 billion remains under the current buyback authorizations approved by Merck's Board of Directors.

o Approximately 4,500 positions had been eliminated as of Sept. 30, as the company identified additional opportunities to eliminate positions and reduce costs. This program, which was announced in October 2003, will be completed by the end of 2004. Restructuring costs for full-year 2004 are expected to be approximately $90 to $95 million.

         Given these guidance elements, Merck anticipates fourth-quarter EPS of $0.48 to $0.53, which includes the impact of approximately $700 to $750 million in foregone sales of VIOXX and potential additional fourth-quarter costs for the withdrawal of VIOXX. As a result, Merck anticipates full-year 2004 EPS guidance of $2.59 to $2.64, which includes the expectation that the impact of the withdrawal will negatively affect full-year EPS by $0.50 to $0.55.

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

ABOUT MERCK

         Merck & Co., Inc. is a global research-driven pharmaceutical company. Merck discovers, develops, manufactures and markets a broad range of innovative products to improve human and animal health, directly and through its joint ventures.

FORWARD-LOOKING STATEMENT

         This press release, including the financial information that follows, contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties, which may cause results to differ materially from those set forth in the statements. The forward-looking statements may include statements regarding product development, product potential or financial performance. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Merck undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Forward-looking statements in this press release should be evaluated together with the many uncertainties that affect Merck's business, particularly those mentioned in the cautionary statements in Item 1 of Merck's Form 10-K for the year ended Dec. 31, 2003, and in its periodic reports on Form 10-Q and Form 8-K (if any) which the company incorporates by reference.


                                      # # #

The following table shows the financial results for Merck & Co., Inc. and subsidiaries for the quarter ended Sept. 30, 2004, compared with the corresponding period of the prior year.

                                                                                  Merck & Co., Inc.
                                                                              Consolidated Results
                                                                (In Millions Except Earnings per Common Share)
                                                                             Quarter Ended Sept. 30
                                                                ---------------------------------------------
                                                                                                        %
                                                                   2004              2003             Change
                                                                ----------       -----------         --------
Sales                                                           $  5,538.1       $   5,762.0              -4%

Costs, Expenses and Other
    Materials and production                                       1,364.2           1,083.4              26
    Marketing and administrative (1)                               1,752.9           1,463.6              20
    Research and development (2)                                     919.3             776.5              18
    Equity income from affiliates                                   (307.1)           (183.4)             67
    Other (income) expense, net                                       (4.2)             17.1              *

Income from Continuing Operations
   Before Taxes **                                                 1,813.0           2,604.8             -30

Taxes on Income (3)                                                  487.4             739.8

Income from Continuing Operations **                              $1,325.6       $   1,865.0             -29

Income from Discontinued Operations, Net of Taxes                        --             (6.7)

Net Income                                                        $1,325.6       $   1,858.3             N/M

Average Shares Outstanding
   Assuming Dilution                                               2,226.2           2,253.9

Earnings per Common Share
   Assuming Dilution
      Continuing Operations **                                        $0.60            $0.83             -28
      Discontinued Operations                                            --            (0.00)
                                                                      -----            ------
      Total                                                           $0.60            $0.82(4)          N/M

* > 100%

** Continuing operations exclude only the results from Medco Health Solutions, Inc., which was spun off on Aug. 19, 2003

N/M Comparison not meaningful as a result of the spin-off of Medco Health.

(1) 2004 Marketing and administrative expense includes $34 million for restructuring costs.

(2) Research and development expense includes licensing expense for research collaborations, including the initial payment of $35 million to DOV Pharmaceutical in the third quarter of 2004.

(3) The effective tax rate was 26.9% and 28.4% for the third quarter of 2004 and 2003, respectively.

(4) Amount does not add as a result of rounding.

The following table shows the financial results for Merck & Co., Inc. and subsidiaries for the quarter ended Sept. 30, 2004 and the line item effect of adjustments related to the worldwide voluntary withdrawal of VIOXX included in the financial results. The adjustments include estimated customer returns of product previously sold, write-offs of inventory held by Merck and costs to undertake the withdrawal of the product.


                                                                Merck & Co., Inc.
                                                              Consolidated Results
                                                              (In Millions Except
                                                            Earnings per Common Share)
                                                             Quarter Ended Sept. 30
                                                       ------------------------------------
                                                            2004
                                                        (Including
                                                           VIOXX                VIOXX
                                                         Withdrawal           Withdrawal
                                                           Impact)              Impact
                                                       ---------------     ----------------
Sales                                                  $      5,538.1           ($491.6)

Costs, Expenses and Other
    Materials and production                                  1,364.2              93.2
    Marketing and administrative                              1,752.9             141.4
    Research and development                                    919.3
    Equity income from affiliates                              (307.1)
    Other (income) expense, net                                  (4.2)

Income from Continuing Operations
   Before Taxes                                               1,813.0            (726.2)

Taxes on Income                                                 487.4            (173.6)

Net Income                                             $      1,325.6           ($552.6)

Average Shares Outstanding
   Assuming Dilution                                          2,226.2

Earnings per Common Share
   Assuming Dilution                                             $0.60           ($0.25)

The following table shows the financial results for Merck & Co., Inc. and subsidiaries for the nine months ended Sept. 30, 2004 compared with the corresponding period of the prior year.

                                                                              Merck & Co., Inc.
                                                                            Consolidated Results
                                                                (In Millions Except Earnings per Common Share)
                                                                         Nine Months Ended Sept. 30
                                                                ---------------------------------------------
                                                                                                        %
                                                                   2004              2003             Change
                                                                ----------       -----------         --------
Sales                                                           $ 17,190.7       $  16,858.8             2%

Costs, Expenses and Other
    Materials and production                                       3,676.2           3,209.7             15
    Marketing and administrative (1)                               4,980.5           4,567.5              9
    Research and development (2)                                   2,901.6           2,373.6             22
    Equity income from affiliates                                   (722.3)           (468.2)            54
    Other (income) expense, net                                     (240.0)           (114.5)             *

Income from Continuing Operations
   Before Taxes **                                                 6,594.7           7,290.7             -10

Taxes on Income (3)                                                1,882.4           2,096.3

Income from Continuing Operations **                            $  4,712.3       $   5,194.4             -9

Income from Discontinued Operations, Net of Taxes                       --             241.3

Net Income                                                      $  4,712.3       $   5,435.7             N/M

Average Shares Outstanding
   Assuming Dilution                                               2,229.5           2,258.9

Earnings per Common Share
   Assuming Dilution
      Continuing Operations **                                  $     2.11       $      2.30             -8
      Discontinued Operations                                           --              0.11
                                                                     -----             -----
      Total                                                     $     2.11       $      2.41             N/M

* > 100%

** Continuing operations exclude only the results from Medco Health Solutions, Inc., which was spun off on Aug. 19, 2003.

N/M Comparison not meaningful as a result of the spin-off of Medco Health.

(1) 2004 Marketing and administrative expense includes $90 million for restructuring costs.


(2) Research and development expense includes acquired research expense of $125 million resulting from the acquisition of Aton Pharma, Inc. in 2004 and $90 million associated with the increase in ownership of Banyu Pharmaceutical Co. Ltd. in 2003. Research and development expense also includes licensing expense for research collaborations, including the initial payments of $70 million to Lundbeck in the first quarter of 2004, $100 million to Bristol-Myers Squibb and $20 million to Vertex in the second quarter of 2004, and $35 million to DOV Pharmaceutical in the third quarter of 2004.

(3) The effective tax rate was 28.5% and 28.8% for the first nine months of 2004 and 2003, respectively.

The following table shows the financial results for Merck & Co., Inc. and subsidiaries for the nine months ended Sept. 30, 2004 and the line item effect of adjustments related to the worldwide voluntary withdrawal of VIOXX included in the financial results. The adjustments include estimated customer returns of product previously sold, write-offs of inventory held by Merck and costs to undertake the withdrawal of the product.

                                                                Merck & Co., Inc.
                                                               Consolidated Results
                                                               (In Millions Except
                                                            Earnings per Common Share)
                                                            Nine Months Ended Sept. 30
                                                       ------------------------------------
                                                             2004
                                                         (Including
                                                           VIOXX                VIOXX
                                                         Withdrawal           Withdrawal
                                                           Impact)              Impact
                                                       ---------------     ----------------
Sales                                                  $      17,190.7          ($491.6)

Costs, Expenses and Other
    Materials and production                                   3,676.2             93.2
    Marketing and administrative                               4,980.5            141.4
    Research and development                                   2,901.6
    Equity income from affiliates                               (722.3)
    Other (income) expense, net                                 (240.0)

Income from Continuing Operations
   Before Taxes                                                6,594.7           (726.2)

Taxes on Income                                                1,882.4           (173.6)

Net Income                                             $       4,712.3          ($552.6)

Average Shares Outstanding
   Assuming Dilution                                           2,229.5

Earnings per Common Share
   Assuming Dilution                                             $2.11            ($0.25)

                                      # # #